SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  April 20, 2007

CONTINENTAL FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-33042-NY	22-3161629
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

9901 IH 10 West, Suite 800, San Antonio, Texas 78230

(Address of Principal Executive Offices)

(210) 558-2800

(Registrant’s Telephone Number, including area code)

Section 8.	Other Events.

Item 8.01	Other Events.

The board of directors of the Registrant passed a resolution approving a three-for-one split of the Registrant’s common stock (the “Stock Split”). Pursuant to the terms of the Stock Split, each share of the Registrant’s common stock held by the shareholders of record on April 13, 2007 (the “Record Date”) shall, on April 20, 2007 (the “Effective Date”), automatically become the equivalent of three (3) shares of post Stock Split common stock of the Registrant. The Registrant did not change the number of shares of common stock authorized for issuance under its Articles of Incorporation or change the par value per share of its commons stock as a result of the Stock Split.

Holders of the Registrant’s common stock are not required to take any actions in connection with the Stock Split. On the Effective Date, the Registrant’s transfer agent shall issue each common shareholder of record on the Record Date such number of additional shares of common stock as they are entitled to based on the number of shares held by such holder.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release dated April 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Fuels, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL FUELS, INC.

Date: April 20, 2007	By:	/s/ Timothy Brink

Timothy Brink CEO, President, Treasurer

2

Exhibit Index

Exhibit	Description

99.1	Press Release dated April 20, 2007.

3